SCHEDULE 14A

                            SCHEDULE 14A INFORMATION
                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934
                               (Amendment No. __)

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    14a-6(e)(2))
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[ ] Soliciting  Material  Pursuant  to  Section   240.14a-11(c)  or  Section
    240.14a-12

                           USAA State Tax-Free Trust
               (Name of Registrant as Specified In Its Charter)
       _________________________________________________________________
                   (Name of Person(s) Filing Proxy Statement,
                         if other than the Registrant)

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

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

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PROPOSAL 1
ELECTION OF BOARD OF DIRECTORS
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FUNDS AFFECTED:  All funds

The Board of Directors that have been elected are:
Robert G. Davis (Elected in Oct. 1999)
Christopher W. Claus (Appointed by BOD on February 15, 2001)
David G. Peebles (Elected in Oct. 1999)
Barbara B. Dreeben (Elected in Oct, 1995 and re-elected in Oct, 1999) Robert L. Mason (Elected in Oct, 1999)
Michael F. Reimherr (Elected in Oct, 1999)
Laura T. Starks, Ph.D. (Appointed by BOD on May 10, 2000)
Richard A. Zucker (Elected in Oct, 1995 and reelected in Oct, 1999)

PROPOSAL:  The proposed Board of Directors are the same that currently serve:
Robert G. Davis
Christopher W. Claus
David G. Peebles
Barbara B. Dreeben
Robert L. Mason, Ph.D.
Michael F. Reimherr
Laura T. Starks, Ph.D.
Richard A. Zucker

Two of the eight have not been elected by shareholders (Claus and Starks).

WHY?
The Board of Directors may fill vacancies on the Board of Directors or appoint new directors only if, immediately thereafter, at least two-thirds of the directors will have been elected by shareholders. Currently, TWO OF THE FUNDS' EIGHT DIRECTORS HAVE NOT BEEN ELECTED BY SHAREHOLDERS.

By holding a meeting to elect directors at this time, the Funds may be able to DELAY the time at which another SHAREHOLDER MEETING is required for the election of directors, which will result in a savings of the time and expense associated with holding such a meeting.

NOTE:

The Corporate Governance Committee anticipates nominating a NEW DIRECTOR FOR APPOINTMENT BY THE FULL BOARD SOMETIME LATER IN 2001. This would bring the
Funds'board to NINE DIRECTORS, OF WHICH SIX WOULD BE INDEPENDENT. At that point, ONLY SIX OF THE NINE DIRECTORS WOULD HAVE BEEN ELECTED IF THIS ELECTION DID NOT OCCUR. Should any director resign or be unable to serve, the Funds would need to call quickly a shareholder meeting, resulting in the time and expense of an additional proxy. This can be avoided by electing directors at this shareholder meeting.

PASSING REQUIREMENT:

The nominees for directors of the Funds receiving the vote of a PLURALITY OF THE OUTSTANDING VOTING SHARES OF EACH OF THE FOUR COMPANIES AND TRUSTS CAST AT A MEETING AT WHICH A QUORUM IS PRESENT SHALL BE ELECTED. Shareholders of all Funds in a Company or Trust will vote as a single class on the election of directors.

EFFECTIVE:
Immediately, upon election.

QUESTIONS ANSWERED IN THE PROXY STATEMENT:
*Who are the nominees for the Board of Directors?
*What are the responsibilities of the Board of Directors?
*Why are we now electing new members to the Board of Directors?
*How long can directors serve on the Board of Directors?
*What are some of the ways in which the Board of Directors represents shareholder interests?
*How often does the Board of Directors meet?
*What are the members of the Board of Directors paid for their  services?
*How does the Board of Directors recommend shareholders vote on this proposal? *What percentage of shareholders' votes is required to elect the nominees to the Board of Directors?

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QUESTIONS THAT MIGHT COME UP REGARDING PROPOSAL 1....
-------------------------------------------------------------------------------

HAVE ANY OF THE PROPOSED OR EXISTING BOD BEEN A DIRECTOR OF ANY OTHER BOARD? Several directors participate in a number of different Boards in all areas of the city. Some are professionally related and others are community/religious related.

WHY ARE SO MANY OF THE BODS USAA EMPLOYEES?
WHY ARE THERE NO MILITARY OFFICERS ON THE BOD?
The Board is made up of individuals with varying backgrounds. Five of the eight directors are not employed by USAA (Dreeben, Mason, Reimherr, Starks and Zucker). They provide an independent perspective to issues presented with the primary interest of the USAA fund shareholder in mind. They are each successful business people. The current mix is such that there are no active military officers. However, each of the gentlemen in the group mentioned above did serve...and some retired from...the military. The USAA employees on the Board provide investment expertise, including portfolio management experience.

WHY ARE THE DIRECTORS FROM THE SAME AREA....SAN ANTONIO/AUSTIN?
         *To minimize Board expenses
         *The Corporate Governance Committee intends to consider candidates outside our region for an additional director position some time in 2002-03.

WHAT ARE THE INVESTMENTS (IN THE USAA FUNDS) OF EACH OF THE BODS?
While it is not our practice to disclose this information, a shareholder may seek that information by sending a written request to the attention of the Secretary of the Funds, Michael D. Wagner. Mr. Wagner will forward the inquiry to the appropriate Director(s).

HOW DOES ONE NOMINATE A DIRECTOR FOR THE BOARD?
         *Submit nominees to the Secretary of the Funds, Michael D. Wagner

REGARDINGTHEIR COMPENSATION, FOR WHAT PERIOD OF TIME AND FOR WHAT DID THE BODS EARN THIS MONEY?
     *5-6 Board meetings a year
     *1-5 committee meetings a year
     *Compensation is below industry averages for a fund complex of our size *Responsible for the general oversight of the Funds' business
     *Monitor each fund and assure they are being managed in the best interests of the shareholders
     *Perform periodic reviews of Fund performance
     *Perform quality checks on other services provided to its members by outside affiliates

ARE THESE INDIVIDUALS MY ONLY CHOICES?

This is the slate of directors that Funds' BOD deems appropriate at this time. Should a shareholder wish to vote for an individual not on this list, he/she may do so by filling in his/her name on the right side of the proxy card under Proposal 1.

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PROPOSAL 2
AMENDMENT OR ELIMINATION OF CERTAIN INVESTMENT RESTRICTIONS
-------------------------------------------------------------------------------

FUNDS AFFECTED:  All funds except the INDEX Funds.

NOTE: All investment policies of a mutual fund must be classified as either "fundamental" or "nonfundamental". A fundamental policy may not be changed without the approval of the Fund's shareholders; a nonfundamental policy may be changed by the Board of Directors without a shareholder approval. Only certain policies are required to be classified as fundamental. All of the restrictions being addressed by this proxy are fundamental.

CURRENTLY:
Developments in the rules governing mutual funds have left many of the existing
investment   restrictions   outdated.   The  board  is  concerned   that  these
restrictions could unnecessarily limit the Funds' operations going forward.

PROPOSAL:
The Board of Directors recently reviewed each Fund's fundamental investment restrictions and determined that it would be in the best interest of each Fund to eliminate certain investment restrictions that are not required under applicable law, and to amend certain other restrictions that are required, but may be modified with the approval of the Fund's shareholders.

WHY?
The ability of IMCO to manage the Funds' portfolios in a changing regulatory or investment environment will be enhanced.

It is anticipated that increased standardization will help to promote operational efficiencies and facilitate monitoring of compliance with investment restrictions. The Board believes that approval of these proposals may reduce the need for future shareholder meetings, thereby reducing the funds' ongoing costs of operations.

Although the proposed changes to each fund's investment restrictions generally give broader authority to make certain investments or engage in certain practices than do the current investment restrictions of the funds, IMCO does not currently intend to change in any material way the principal investment strategies or operations of any fund.

PASSING REQUIREMENT:
Approval of each proposal with respect to any Fund will require the "yes" vote of a "majority of the outstanding voting securities" of each Fund. For this purpose, this means the "yes" vote of the lesser of:

     (i)  more than 50% of the outstanding shares of each Fund, or

     (ii) 67% or more of the shares present at the meeting, if more than 50% of the outstanding shares are present at the meeting in person or by proxy. Because abstentions and broker non-votes are treated as shares present but not voting, any abstentions and broker non-votes will have the effect of votes against this proposal.

EFFECTIVE:
As soon as practicable after the shareholder meeting, but no sooner than August 1, 2001.

QUESTIONS  ANSWERED  IN THE PROXY  STATEMENT:
*Why is the  Board of  Directors proposing these changes?
*Will these changes affect how the Funds are managed?
*How does the Board of Directors  recommend  shareholders vote on Proposals 2-A through 2-E?
*What percentages of shareholders' votes is required to amend or eliminate these investment restrictions?

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PROPOSAL 2-A
ELIMINATION OF THE INVESTMENT RESTRICTION REGARDING INVESTMENTS
IN A SINGLE ISSUER
-------------------------------------------------------------------------------

FUNDS AFFECTED:  All funds except the INDEX Funds.

CURRENTLY:
Each of the Funds referenced below currently has the following fundamental investment restriction regarding the extent to which the Fund can invest in any single issuer:
         Aggressive Growth                  Balanced Strategy
         Cornerstone Strategy               Capital Growth
         Emerging Markets                   First Start Growth
         Florida Tax-Free                   Florida Tax-Free Money Market
         GNMA Trust                         Gold
         Growth                             Growth and Income
         Growth Strategy                    Growth and Tax Strategy
         High-Yield Opportunities           Income
         Income Stock                       Income Strategy
         Intermediate-Term Bond             International
         Money Market                       Science & Technology
         Short-Term Bond                    Small Cap Stock
         Treasury Money Market              World Growth
"[A Fund may not,] with respect to 75% of its total assets, purchase the securities of any issuer (except [U.S.] Government Securities, as such term is defined in the [1940 Act]), if, as a result, the Fund would own more than 10% of the outstanding voting securities of such issuer or the Fund would have more than 5% of the value of its total assets invested in the securities of such issuer.

Each of the Funds referenced below currently has the following fundamental investment restriction regarding the extent to which the Fund can invest in any single issuer:

                  California Bond           California Money Market
                  Intermediate-Term         Long-Term
                  New York Bond             New York Money Market
                  Short-Term                Tax Exempt Money Market
  Virginia Bond                             Virginia Money Market
"[A Fund may not,] with respect to 75% of its total assets, purchase the securities of any issuer ([except Government Securities, as such term is defined in the 1940 Act]) if, as a result, the Fund would have more than 5% of the value of its total assets invested in the securities of such issuer." And, "[A Fund may not] purchase more than 10% of the outstanding voting securities of any issuer."

PROPOSAL:
Eliminate the restriction.

WHY?
Eliminating the investment restriction will allow each Fund greater investment flexibility and will allow the Fund to respond to developments in the securities markets and to regulatory changes without delay and without the time and expense of holding a shareholder meeting.

For example, by approving this proposal the USAA Funds could consider alternatives such as funds of funds that it can not do with this restriction in place. Funds of funds are funds that invest exclusively in other investment companies. Other fund groups have used this approach to gain portfolio management efficiencies. Right now, the USAA Funds' Board can not even consider this if it thought it was an appropriate approach.

QUESTIONS ANSWERED IN THE PROXY STATEMENT:
*What is the investment  restriction  regarding  investments in a single issuer for each Fund referenced below?
*What does the "single  issuer" restriction mean?
*Why is it beneficial to eliminate the single issuer restriction?

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PROPOSAL 2-B
ELIMINATION OF THE INVESTMENT RESTRICTION REGARDING THE PURCHASE OF SECURITIES OF OTHER INVESTMENT COMPANIES
-------------------------------------------------------------------------------

FUNDS AFFECTED:   Aggressive Growth         Growth
                  Growth & Income           Income
                  Income Stock              Money Market
                  Short-Term Bond           Cornerstone Strategy
                  Gold                      Growth and Tax Strategy
                  World Growth              International
                  California Bond           California Money Market
                  Intermediate-Term         Long-Term
                  New York Bond             New York Money Market
                  Short-Term                Tax-Exempt Money Market
                  Virginia Bond             Virginia Money Market

CURRENTLY:
Each of the Funds referenced below currently has the following investment restriction:

                  Aggressive Growth         Growth
                  Growth & Income           Income
                  Income Stock              Money Market
                  Short-Term Bond

"[A Fund may not] acquire securities of other open-end investment companies, except in connection with a merger consolidation, or acquisition of assets approved by shareholders."

Each of the Funds referenced below currently has the following investment restriction:

                  Cornerstone Strategy      Growth and Tax Strategy
                  Gold                      International
                  World Growth

"[A Fund may not] purchase securities of other open-end investment companies, except a Fund may invest up to 10% of the market value of its total assets in such securities through purchases in the open market involving only customary broker's commissions or in connection with a merger, consolidation, reorganization, or acquisition of assets approved by shareholders."

Each of the funds referenced below currently have the following investment restriction:
                  California Bond           California Money Market
                  Intermediate-Term         Long-Term
                  New York Bond             New York Money market
                  Short-Term                Tax Exempt Money market
                  Virginia Bond             Virginia Money Market

"[A Fund may not] invest its assets in securities of other investment companies except by purchases in the open market involving only customary brokers' commissions or as part of a merger, consolidation, reorganization, or purchase of assets approved by the shareholders."

PROPOSAL:
Eliminate this restriction.
This restriction is not required by the 1940 Act and was based, in part, on requirements formerly imposed by state "blue sky" regulators as a condition to registration. These state law requirements are no longer applicable to mutual funds.

WHY?
Eliminating the investment restriction will allow each Fund greater flexibility and will allow the Fund to respond to developments in the securities markets and to regulatory changes without delay and without the time and expense of holding a shareholder meeting.

For example, by approving this proposal the USAA Funds could consider alternatives such as funds of funds that it can not do with this restriction in place. Funds of funds are funds that invest exclusively in other investment companies. Other fund groups have used this approach to gain portfolio management efficiencies. Right now, the USAA Funds' Board can not even consider this if it thought it was an appropriate approach.

QUESTIONS ANSWERED IN PROXY STATEMENT:

*What is the investment  restriction  regarding investments in other investment companies for each Fund referenced below?
*What is the Board of Directors proposing with respect to this investment restriction?
*How will the change affect the Funds?

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PROPOSAL 2-C
AMENDMENT OF THE INVESTMENT RESTRICTION REGARDING THE ISSUANCE OF
SENIOR SECURITIES
-------------------------------------------------------------------------------

FUNDS AFFECTED:   Aggressive Growth         California Bond
                  California Money Market   Cornerstone Strategy
                  GNMA Trust                Gold
                  Growth                    Growth & Income
                  Growth & Tax Strategy     Income
                  Income Stock              Intermediate-Term
                  International             Long-Term
                  Money Market              New York Bond
                  New York Money Market     Short-Term
                  Short-Term Bond           Tax-Exempt Money Market
                  Treasury Money Market     Virginia Bond
                  Virginia Money Market     World Growth


CURRENTLY:
Each of the Funds referenced above currently has the following restriction:

"[A Fund may not] issue senior securities as defined in the [1940 Act], except [that it may purchase tax-exempt securities on a "when-issued" basis and may purchase or sell financial futures contracts and options] as permitted by
Section 18(f)(2) and rules thereunder."

PROPOSAL:
Replace restriction regarding the issuance of senior securities with the following fundamental investment restriction:
    "A Fund may not issue senior securities, except as permitted under the 1940 Act."
(The proposed change will permit each Fund to issue senior securities to the extent permitted by the 1940 Act.)

WHY?
By amending this restriction the Funds' Board of Directors could consider if appropriate, some time in the future offering multiple classes of shares. Several current and future product initiatives at both IMCO and other USAA companies could benefit from alternative pricing structures on the Funds that could be addressed with multiple classes of shares.

QUESTIONS ANSWERED IN THE PROXY STATEMENT:
*What is the investment restriction regarding the issuance of senior securities for each Fund referenced below?
*What amendment is the Board of Directors proposing?
*To what extent does the 1940 Act permit a fund to issue senior securities? *How will the change affect these Funds?

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PROPOSAL 2-D
AMENDMENT  OF THE  INVESTMENT  RESTRICTION  REGARDING  THE  PURCHASE OR
SALE OF COMMODITIES
-------------------------------------------------------------------------------

FUNDS AFFECTED:   Aggressive Growth         California Bond
                  California Money Market   Cornerstone Strategy
                  Gold                      Growth
                  Growth & Income           Growth and Tax Strategy
                  Income                    Income Stock
                  Intermediate-Term         International
                  Long-Term                 Money Market
                  New York Bond             New York Money Market
                  Short-Term                Short-Term Bond
                  Tax Exempt Money Market   Virginia Bond
                  Virginia Money Market     World Growth


CURRENTLY:
Each of the funds referenced above currently has the following fundamental investment restriction regarding the purchase or sale of commodities:

"[A Fund may not] purchase or sell commodities [or] commodity contracts [...]"

PROPOSAL:
Replace the current fundamental investment restriction regarding the purchase or sale of commodities with the following fundamental investment restriction:
         "A Fund may not purchase or sell commodities, except that each Fund may invest in financial futures contracts, options thereon, and other similar instruments."

WHY?
To clarify the types of commodities that the Funds may purchase, as well as to standardize this investment restriction for all Funds (other than the Index Funds). The proposed amendment will also provide flexibility to adapt to future regulatory and tax changes.

QUESTIONS ANSWERED IN THE PROXY STATEMENT:

*What is the investment  restriction  regarding  investment in commodities  for each Fund referenced below?
*What amendment is the Board of Directors proposing?
*How will the  change affect the Funds?

-------------------------------------------------------------------------------
PROPOSAL 2-E
AMENDMENT OF THE INVESTMENT RESTRICTION REGARDING THE PURCHASE OR
SALE OF REAL ESTATE
-------------------------------------------------------------------------------
FUNDS AFFECTED:   Aggressive Growth         Growth
                  Growth & Income           Income
                  Income Stock              Money Market
                  Short-Term Bond           Cornerstone Strategy
                  Gold                      Growth & Tax Strategy
                  International             World Growth

CURRENTLY:
Each of the funds referenced below currently has the following restriction:

                  Aggressive Growth         Growth
                  Growth & Income           Income
                  Income Stock              Money Market
                  Short-Term Bond

"[A fund may not] purchase or sell....real  estate,  although a Fund may invest in the securities of real estate investment trusts".

Each of the Funds referenced below currently have the following restriction:

                  Cornerstone Strategy      Gold
                  Growth & Tax Strategy     International
                  World Growth

"Each of the Funds may not purchase or sell real estate or partnership interests therein, [except that the Cornerstone Strategy Fund may purchase securities secured by real estate interest therein, or issued by companies or investment trusts which invest in real estate or interests therein]".

PROPOSAL:
Replace the current fundamental investment restriction regarding the purchase or sale of real estate with the following fundamental investment restriction:
         "A Fund may not purchase or sell real estate unless acquired as a result of ownership of securities or other instruments, except that each Fund may invest in securities or other instruments backed by real estate or securities or companies that deal in real estate or are engaged in the real estate business."

WHY?
Makes clear that investments in corporations that primarily invest in real estate or have real estate related activities are not prohibited.

THE FOLLOWING QUESTIONS ARE ANSWERED IN THE PROXY STATEMENT:
*What is the investment  restriction  regarding  investments in real estate for each Fund referenced below?
*What amendment is the Board of Directors proposing?
*How will the  change affect the Funds?

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PROPOSAL 3
APPROVAL OF A CHANGE IN THE GOLD FUND'S CONCENTRATION POLICY
-------------------------------------------------------------------------------

FUNDS AFFECTED:  Applicable ONLY to the Gold Fund.

CURRENTLY:
The Fund's investment objective is to seek long-term capital appreciation and to protect the purchasing power of your capital against inflation. Current income is a secondary objective. The Fund has operated with a concentration policy of investing at least 80% of its assets during normal market conditions in equity securities of companies principally engaged in gold exploration, mining or processing. The remainder of the Fund's assets may be invested in equity securities of companies similarly engaged in other precious metals and minerals and in certain investment-grade short-term debt instruments.

PROPOSAL:
To change the Fund's concentration policy to read as follows:
     "The Fund shall invest at least 25% of its assets during normal market conditions in equity securities of companies principally engaged in the exploration, mining or processing of gold or other precious metals and minerals, such as platinum, silver and diamonds."

WHY?
The current policy unduly impairs the Fund's ability to achieve its stated objectives. If this proposal is approved by shareholders, the Fund will have increased flexibility with respect to investing in equity securities of companies principally engaged in the exploration, mining and processing of all types of precious metals and minerals, such as platinum, silver and diamonds."

If the change in concentration policy is approved by the shareholders, the name of the Gold Fund will be changed to accurately reflect the investment focus of the Fund. The proposed name of the Fund will be the `PRECIOUS METALS AND MINERALS FUND". Consistent with its new name, the Fund will establish a new separate operating policy of investing at least 80% of its assets in securities of companies principally engaged in the exploration, mining or processing of gold, and other precious metals and minerals. Should this proposal be approved, both the change in concentration policy and the change in name and operating policy will become effective on October 1, 2001.

PASSING REQUIREMENT:

Approval of each proposal with respect to any Fund will require the "yes" vote of a "majority of the outstanding voting securities" of each Fund. For this purpose, this means the "yes" vote of the lesser of:

     (i)  more than 50% of the outstanding shares of each Fund, or

     (ii) 67% or more of the shares present at the meeting, if more than 50% of the outstanding shares are present at the meeting in person or by proxy. Because abstentions and broker non-votes are treated as shares present but not voting, any abstentions and broker non-votes will have the effect of votes against this proposal.

QUESTIONS ANSWERED BY THE PROXY STATEMENT:
*What  change is the Board of Directors  proposing to the Funds'  concentration policy?
*Why is the Board of Directors proposing this change?
*Will the name of the Fund change as a result of a change in its  concentration policy?
*How does the Board of Directors recommend shareholders vote on this proposal? *What percentage of shareholders' votes is required to change the Fund's concentration policy?

-------------------------------------------------------------------------------
QUESTION THAT MIGHT COME UP REGARDING PROPOSAL 3
-------------------------------------------------------------------------------

WHY DO THEY WANT TO CHANGE THE FUND?
Currently the Gold Fund is required to be at least 80% invested in companies engaged in gold exploration and mining.

This requirement is obviously very limiting, and management believes that increasing the Fund's investment flexibility will enable the Fund to better achieve its objectives.

Many of the Gold Fund's peer group in the industry may invest in other precious
metals,  which  places  the  USAA  Fund  at  a  competitive   disadvantage  and
unnecessarily impairs the Fund's ability to maximize performance.

-------------------------------------------------------------------------------
PROPOSAL 4
APPROVE NEW ADVISORY AGREEMENTS WITH USAA INVESTMENT MANAGEMENT COMPANY (IMCO)
-------------------------------------------------------------------------------

FUNDS AFFECTED:  All funds except the INDEX funds

CURRENTLY:
[CALL OUT: Currently, these are all considered ADVISORY FEES. Note that both advisory and administration functions are listed.]

In the Provisions of the Present Agreements, IMCO:
         *provides an investment program
         *carries out the investment policies
         *manages the other affairs and business of the Funds
         *determines the selection, amount, and time to buy or sell securities for the funds
         *pays for office space, facilities, simple business equipment, supplies, utilities, telephone service, and accounting services (in addition to those provided by the custodian and transfer agent) for the funds
         *compensates all personnel, officers, and directors for the Funds if such persons are also employees of IMCO or its affiliates
         *is responsible for the provision and maintenance of a fidelity bond for the benefit of the Funds
         *cost of printing and mailing copies of the Prospectus, SAI, and financial reports to prospective shareholders.

For performing these services under the Present Agreements, the FUNDS HAVE AGREED TO PAY IMCO AN ADVISORY FEE. Advisory fees are accrued daily and are payable monthly.

The FUNDS pay all other expenses incurred in their operations. Expenses include:

[CALL OUT:  Currently, these are considered EXPENSES.]

         *taxes (if any)
         *brokerage commissions on portfolio transactions
         *expenses of issuance and redemption of shares
         *charges of transfer agents, custodians and dividend disbursing agents *costs of preparing and distributing proxy material
         *auditing and legal expenses
         *certain expenses or registering and qualifying shares for sale
         *fees  of directors who are not interested persons (not affiliated) of
          IMCO
         *costs of printing and mailing the Prospectus, Statement of Additional
          Information (SAI), and financial reports to existing shareholders *other charges or fees not specifically enumerated.

PROPOSAL:
The New Agreement is part of a broader initiative to restructure the service and fee arrangements for these Funds with IMCO and other USAA companies. The New Agreements would:

         (i) ADD A PERFORMANCE ADJUSTMENT component to the advisory fee of each applicable Fund (except the USAA Money Market Funds) that would reward IMCO by:
                  *INCREASING ADVISORY FEES when a Fund OUTPERFORMS its proposed benchmark index, and
                  *DECREASING ADVISORY FEES when a Fund UNDERPERFORMS its
                   proposed benchmark index, and

         (ii) UNBUNDLE ADVISORY AND ADMINISTRATIVE SERVICES provided under the Present Agreements to each Fund by removing administrative services under the New Agreements.

Should the proposal be approved, the Board of Directors plan to implement an ADMINISTRATIVE AND SERVICING FEE TO BE PAID TO IMCO AND REDUCE THE TRANSFER AGENCY FEE PRESENTLY PAID TO SAS. This would be done in the following manner:
         1. Enter into an Administration and Servicing Agreement with IMCO that would include services formerly covered by the Present Advisory Agreements and certain shareholder services formerly paid to SAS.

         2. Restructure SAS fees by moving certain shareholder services under a new Administration and servicing Agreement with IMCO and REDUCING the transfer agency fee presently paid to USAA Shareholder Account Services for pure transfer agency services.

Approval of this proposal would:
         *eliminate the need to call a shareholder meeting to make adjustments to a separate agreement that addresses administrative services provided by IMCO and thereby reducing the costs of solicitation.
         *allow your Board of Directors to adjust fees for administrative services placing the Funds more in line with the industry.

WHAT IS THE PERFORMANCE ADJUSTMENT AND HOW DOES IT WORK?
Performance adjustments align the interests of shareholders with those of the investment adviser. Performance adjustments reward a Fund's investment adviser for good investment performance and penalize a Fund's investment adviser for bad investment performance. The SEC has adopted rules that generally ensure that performance fees result from the adviser's management skills and not from other factors. These rules require that an appropriate benchmark index be used for calculating any performance-based fees. If this proposal is approved, IMCO intends to use the indices listed in Table 1 (Fund and Proposed Lipper Index) (pg21 of Proxy Stmt) as the benchmarks for calculating the performance adjustment for each Fund. Lipper Analytical Services provides these indexes.

Each Fund measures its investment performance by comparing the beginning and ending redeemable value of an adjustment in the Fund during the measurement period, after adjusting for the reinvestment of dividends and capital gains distributions during the period. Lipper uses the same methodology to construct its Indexes.

With respect to each Fund, IMCO believes that the Lipper index identified in Table 1 of the Statement is an appropriate benchmark for the Fund because it is representative of the Fund's investment universe. A description of each Lipper index listed in Table 1 of the Statement is set forth in Exhibit B of the Statement (pg 61 of the Stmt).

CALCULATION:
The Performance Adjustment, which is calculated monthly, is based on a Fund's performance relative to the benchmark index and assets for the most recent 36 months. If a Fund were to outperform its Relevant Index over 36 months, IMCO would receive a positive Performance Adjustment, which would increase the advisory fee paid to IMCO. If a Fund were to underperform its Relevant Index, the advisory fee paid to IMCO would be reduced by a negative Performance Adjustment.

EXPENSE RATIOS...
Even after these changes to the fee structure, every Fund's total expense ratio will remain below industry averages and, in many cases, will remain significantly below industry averages. Table 4 of the Statement compares the estimated total expense ratios should the proposal be approved and the Lipper average total expense ratio for each Fund's category.

Table 4 of the Statement provides data concerning each Fund's fees and expenses as a percentage of average net assets for each Fund's most recent full fiscal year, under the Present Agreements and if the New Agreements (including the Performance Adjustment and the new administrative and servicing fee and reduction in transfer agency fees) had been in effect during the same period.

WHY?
The new arrangements will permit IMCO and its affiliated companies to (1) attract and retain the high quality of investment professionals and support staff necessary to maximize the performance of the Funds and (2) deliver the high quality of services expected by our shareholders through investments in technology for improved shareholder communication and recordkeeping systems.

PASSING REQUIREMENT:
Approval of each proposal with respect to any Fund will require the "yes" vote of a "majority of the outstanding voting securities" of each Fund. For this purpose, this means the "yes" vote of the lesser of:

     (i)  more than 50% of the outstanding shares of each Fund, or

     (ii) 67% or more of the shares present at the meeting, if more than 50% of the outstanding shares are present at the meeting in person or by proxy. Because abstentions and broker non-votes are treated as shares present but not voting, any abstentions and broker non-votes will have the effect of votes against this proposal.

EFFECTIVE WHEN?
If approved by shareholders, the NEW AGREEMENTS will take effect on the first day of the first month following approval, which is anticipated to be August 1, 2001, with the Performance Adjustment starting with the twelfth month after commencement of the performance period (anticipated July 2002).

If this proposal is approved, the Performance Adjustment will be implemented prospectively. For the first eleven months following shareholder approval, there will be no performance adjustment and a Fund's advisory fee will equal the rate currently charged under the Present Agreements (Base Rate). Starting with the twelfth month after shareholder approval, the Performance Adjustment will take effect and the advisory fee will be adjusted upward or downward, depending on a Fund's performance relative to its Relevant Index. Following the twelfth month, a new month will be added to the performance period until the performance period equals 36 months. Thereafter, the performance period will consist of the current month plus the previous 35 months. The advisory fee rate will be increased or decreased based on the Fund's performance relative to its Relevant Index.

If the New Agreements are not approved, the Present Agreements will continue in effect through June 30, 2002, and thereafter only as long as their continuance are approved at least annually as described above.

QUESTIONS  ANSWERED IN THE PROXY  STATEMENT:
*What are the provisions of the Present Agreements?
*What are the provisions of the New Agreements?
*What is the Performance Adjustment and how does it work?
*What are the services being modified in the New Agreements?
*What is the overall impact of the proposal on the Funds' total expense ratios? *Does IMCO or any of its affiliates provide any additional services to the
 Funds?
*What did the Board of Directors consider in reviewing this proposal?
*When will the New Agreements take effect?
*How does the Board of Directors recommend shareholders vote on this proposal? *What percentage of shareholders' votes are required to approve the new advisory agreements?

-------------------------------------------------------------------------------
QUESTIONS THAT MIGHT COME UP REGARDING PROPOSAL 4....

-------------------------------------------------------------------------------

WHY ARE YOU TRYING TO RAISE THE FEES ON THE FUNDS?

It is important to note that the OVERALL FEES FOR THE SERVICES IMCO AND OTHER USAA AFFILIATES PROVIDE TO THE FUNDS WILL HAVE DIFFERENT AFFECTS ON EACH FUND.

SOME FUNDS' TOTAL EXPENSE RATIO WILL INCREASE, WHILE OTHERS WILL STAY THE SAME OR DECREASE. In each instance, IMCO and the Funds' Board of Directors looked at the fee structure of each Fund as compared to its peer group and made assessments with respect to that Fund. In other words, each Fund stood on its own.

It was important to the Funds' board that after the restructuring, EACH FUND WOULD HAVE A TOTAL EXPENSE RATIO BELOW ITS PEER GROUP'S INDUSTRY AVERAGE.

By making these adjustments to the fees, the Funds' board and IMCO believe IMCO and its affiliates will be able to DELIVER THE CALIBER OF SHAREHOLDER SERVICES AND INVESTMENT PERFORMANCE THE USAA COMMUNITY EXPECTS.

HOW WILL THE NEW ARRANGEMENTS AFFECT MY FUND?
Under the new arrangements, IMCO and SAS will continue to:
         *provide every Fund with the full package of advisory, transfer agency, administrative and shareholder services currently being provided

After giving affect to fee waivers and expense caps by IMCO, the overall fees for these services will:

         *increase for some Funds
         *decrease or remain the same for other funds

IMPORTANTLY, EACH FUND WITHIN THE USAA FAMILY OF MUTUAL FUNDS WILL CONTINUE TO HAVE A TOTAL EXPENSE RATIO THAT IS LESS THAN THE AVERAGE EXPENSE RATIO FOR ITS PEER GROUP OF MUTUAL FUNDS. IN FACT, IN THE AGGREGATE THE AVERAGE EXPENSE RATIO OF ALL USAA MUTUAL FUNDS WOULD HAVE BEEN APPROXIMATELY 18% BELOW THE AVERAGE OF THE FUNDS' PEER GROUPS. THE EFFECT ON EACH SPECIFIC FUND IS PROVIDED IN THE PROXY STATEMENT.

WILL THE NEW ADVISORY AGREEMENTS CHANGE THE WAY ADVISORY FEES ARE CALCULATED? The New Advisory Agreements will continue to provide for a base advisory fee that is unchanged from the current fee. Under the New Agreement, this base fee will be adjusted for each Fund (other than the Money Market Funds and Index Funds) based on the actual performance of the Fund, such that the fee will increase if the Fund outperforms its benchmark and decrease by an equal amount if the fund underperforms its benchmark. BY IMPLEMENTING PERFORMANCE-BASED FEES ACROSS A BROAD ARRAY OF BOTH EQUITY AND FIXED INCOME FUNDS, THE INTERESTS OF IMCO WILL BE FURTHER ALIGNED WITH THE INTERESTS OF SHAREHOLDERS IN A WAY THE BOARD BELIEVES IS UNPRECEDENTED IN THE MUTUAL FUND INDUSTRY.

MY FUND IS IN THE TANK! WHY SHOULD I LET YOU RAISE THE FEES ON IT IF IT'S GOING TO PERFORM SO POORLY?
One of the objectives of this fee restructuring is to TIE THE FEES THE FUNDS PAY TO IMCO FOR ADVISORY SERVICES WITH THE FUND'S PERFORMANCE. IF THE FUND PERFORMS WELL, BOTH YOU AND IMCO WIN. IF THE FUND PERFORMS POORLY THEN IMCO'S FEE IS REDUCED. SO BY APPROVING THE NEW ADVISORY AGREEMENT OUR INTERESTS WILL BECOME ALIGNED, HOPEFULLY RESULTING IN IMPROVED FUND PERFORMANCE.

WHY ARE YOU RAISING THEM NOW?
         *To provide the quality you expect for both investment performance and services.

By the way, with the exception of the Growth Fund increase in the 80s, the Funds have never increased advisory fee rates.

YOU'RE CHARGING ME MORE, WHAT DO I GET OUT OF THIS?
         *Hopefully, improved fund performance and higher quality shareholder services.

HOW DO I KNOW YOU WON'T JUST TRY TO RAISE FEES AGAIN NEXT YEAR?
The Fund's Board of Directors' clear goal through this restructuring is to provide below-average total expense ratios. They are committed to maintaining that overall status for the foreseeable future. While there may be minor fee adjustments, up or down, in the future, the Board's overall goal is likely to remain the same.

WHAT IF WE DON'T APPROVE THE INCREASE?
The Board will evaluate other alternatives, including merging or closing funds.

IS IT POSSIBLE YOU COULD LOWER THEM LATER?
Sure. The board reviews fees on an annual basis. Should the Funds grow significantly, economies of scale should occur and the Board may seek to decrease certain fees.

WHAT IF SOME FUNDS PASS AND OTHERS DON'T?
It is important to IMCO that all funds pass the vote in order to stay competitive. In a case where some funds pass and some do not, THE BOARD WILL EVALUATE THE SITUATION AND IDENTIFY ALTERNATIVES, SUCH AS POSSIBLY MERGING OR CLOSING CERTAIN FUNDS.

-------------------------------------------------------------------------------
PROPOSAL 5
APPROVAL OF A SUB-ADVISORY AGREEMENT FOR THE S&P 500 INDEX FUND AND APPROVAL OF A PROPOSAL TO PERMIT IMCO TO CHANGE SUB-ADVISERS IN THE FUTURE WITH RESPECT TO THE S&P 500 INDEX FUND WITHOUT SHAREHOLDER APPROVAL
-------------------------------------------------------------------------------

FUNDS AFFECTED:  Applicable ONLY to the S&P 500 Fund

CURRENTLY:
The S&P 500 Index Fund operates in a master-feeder structure. Under this structure, the Fund invests all of its assets in another mutual fund referred to as a master fund (the Equity 500 Portfolio), which is currently managed by Deutsche Asset Management, Inc. (Deutsche). A Scudder Fund, several Bankers Trust funds and the USAA fund are current feeder funds (with the USAA Fund owning 41%). Bankers Trust and Deutsche are related companies owned by Deutsche Bank. The Equity 500 Portfolio has the same objectives and policies as the Fund.

PROPOSAL:
The Directors believe that the fund may be able to track more closely the performance of the S&P 500 Index by withdrawing the Fund's assets from the Equity 500 Portfolio and managing the assets as a stand-alone mutual fund using Deutsche as a sub-adviser. In addition, the Directors believe that it would be in the best interests of shareholders to operate the Fund as a "manager-of-managers" fund. Under this arrangement, and subject to receiving special relief from the SEC and with the approval of the Directors, IMCO would be able to change sub-advisers to the fund without obtaining shareholder approval.

WHY?
The Directors have determined that given the size of the Fund (approx. $3 billion), the Fund can be better managed as a stand-alone fund operating in a "manager-of managers" structure (and not in a master-feeder structure) and to engage Deutsche as a sub-adviser to the Fund.

PASSING REQUIREMENT:
Approval of each proposal with respect to any Fund will require the "yes" vote of a "majority of the outstanding voting securities" of each Fund. For this purpose, this means the "yes" vote of the lesser of:

     (i)  more than 50% of the outstanding shares of each Fund, or

     (ii) 67% or more of the shares present at the meeting, if more than 50% of the outstanding shares are present at the meeting in person or by proxy. Because abstentions and broker non-votes are treated as shares present but not voting, any abstentions and broker non-votes will have the effect of votes against this proposal.

QUESTIONS  ANSWERED  IN THE PROXY  STATEMENT:

*Why am I being asked to vote on these proposals?
*Why was the Fund originally set up in the master-feeder structure?
*Why is the Board of Directors proposing to remove the Fund from the master-
 feeder structure?
*How will the Fund be managed following this change?

-------------------------------------------------------------------------------
QUESTIONS THAT MIGHT COME UP REGARDING PROPOSAL 5....

-------------------------------------------------------------------------------

WHY ARE THESE PROPOSALS BEING PRESENTED?
Currently, the Fund invests all of its assets in another mutual fund managed by Deutsche that also seeks to track the performance of the S&P 500 Index. The board believes that the Fund may be able to track more closely the performance of the S&P 500 Index by withdrawing its assets from the other mutual fund and directing IMCO to manage the assets using Deutsche as its sub-adviser. IMCO is not permitted to hire Deutsche as a sub-adviser, however, without first obtaining shareholder approval.

HOW WILL THE FUND BENEFIT FROM THESE PROPOSALS?
IMCO will hire Deutsche as a sub-adviser for the Fund, and Deutsche will directly manage the day-to-day investment activities of the Fund. The Board believes that THE FUND MAY BE ABLE TO TRACK MORE CLOSELY THE PERFORMANCE OF THE S&P 500 INDEX BY OPERATING IN THIS MANNER.

In addition, if the SEC issues the order requested by IMCO and Fund, IMCO WILL BE ABLE TO CHANGE SUB-ADVISERS FOR THE FUND IN THE FUTURE WITHOUT THE FUND INCURRING THE TIME AND EXPENSE OF A SHAREHOLDER MEETING.

As the Fund's adviser, IMCO will be responsible for overseeing the performance of the sub-adviser and RECOMMENDING TO THE BOARD WHEN IT MAY BE IN THE FUND'S BEST INTERESTS TO CHANGE SUB-ADVISERS.

The Board would always be required to approve the appointment or change of sub-advisers and YOU WOULD ALWAYS BE NOTIFIED WHEN THIS OCCURS.

WHAT EXACTLY DOES IMCO WANT TO DO?
IMCO now wants to operate as a stand alone fund instead of part of a master-feeder structure. In a master-feeder structure, IMCO does not directly manage the portfolio. IMCO instead, invests the Index fund assets in a separate fund called a master fund, that in this case is managed by a separate entity. As an investor in the master fund, the feeder fund (in this case the USAA S&P 500 Index Fund) will pay the expenses of the master fund in addition to its other expenses. In this structure other feeder funds exist that also invest in this master fund. With different cash flows, other feeder funds can begin to have a negative impact on tracking the performance of the applicable index. By operating as a stand-alone fund that instead pays a sub-adviser a fee to manage the assets, both IMCO and Deutsche believe cash flows can be better managed, and tracking errors should be further minimized.

From time to time, IMCO may reevaluate their agreement with a particular Sub-Advisor and find they could do better by entering into an agreement with a different company. IMCO would like to be able to select new Sub-Advisers, based on their skills and experience in managing particular funds, without having to request a new shareholder meeting and vote each time.

WHY SHOULDN'T WE BE INVOLVED IN THIS DECISION?
IMCO is the primary investment adviser to the Fund. IMCO has an obligation to ensure that the Fund is optimally managed. The Fund's Board of Directors also has an obligation to ensure the Fund is properly managed. These obligations, combined with the added costs of a shareholder meeting, weigh in favor of giving IMCO the ability to change sub-advisers without shareholder approval but with the Fund's Board of Directors ratification.

-------------------------------------------------------------------------------
PROPOSAL 5-A
APPROVAL OF A SUB-ADVISORY AGREEMENT FOR THE S&P 500 INDEX FUND
-------------------------------------------------------------------------------

FUNDS AFFECTED:  Applicable ONLY to the S&P 500 Fund

CURRENTLY:
The S&P 500 Index Fund operates in a master-feeder structure. Under this structure, the Fund invests all of its assets in another mutual fund referred to as a master fund, the Equity 500 Index Portfolio (the Equity 500 Portfolio), which is currently managed by Deutsche Asset Management, Inc. (Deutsche).

PROPOSAL:
Under the Sub-Advisory Agreement, Deutsche will be responsible for the day-to-day management of the Fund's assets pursuant to the Fund's investment objectives, policies and restrictions. Deutsche currently services as the adviser to the Equity 500 Portfolio. If shareholders approve Deutsche's appointment as sub-adviser, Deutsche will provide directly to the Fund substantially the same portfolio management services that it currently provides to the Fund indirectly through the master-feeder structure.

WHY?
The Board of Directors determined that it would be in the best interests of the Fund and its shareholders to retain Deutsche as an investment sub-adviser to the Fund.

QUESTIONS ANSWERED IN THE PROXY STATEMENT:
*What services will Deutsche provide as sub-adviser to the Fund?
*What information did the Board of Directors consider prior to proposing this change?
*What are the material terms of the Sub-Advisory Agreement?
*Will the Fund's total expenses  change?
*What other information is available about Deutsche?
*How does the Board of Directors recommend shareholders vote on Proposal 5-A? *What percentage of shareholders votes is required to approve the Sub-Advisory
 Agreement?

-------------------------------------------------------------------------------
PROPOSAL 5-B
APPROVAL OF A PROPOSAL TO PERMIT IMCO CHANGE SUB-ADVISERS FOR THE S&P 500 FUND WITHOUT OBTAINING SHAREHOLDER APPROVAL
-------------------------------------------------------------------------------

FUNDS AFFECTED:   Applicable ONLY to the S&P 500 Fund

CURRENTLY:
The S&P 500 Index Fund operates in a master-feeder structure. Under this structure, the Fund invests all of its assets in another mutual fund referred to as a master, the Equity 500 Index Portfolio (the Equity 500 Portfolio), which is currently managed by Deutsche Asset Management, Inc. (Deutsche).

PROPOSAL:
Permit IMCO and the Fund to enter into a new or amended Sub-Advisory Agreements without obtaining shareholder approval. In all cases, however, approval by the Board of Directors, including the Independent Directors, will continue to be required to approve any new or amended Sub-Advisory Agreement.

WHY?
Currently, the Fund invests all of its assets in another mutual fund managed by Deutsche that also seeks to track the performance of the S&P 500 Index. The board believes that the Fund may be able to track more closely the performance of the S&P 500 Index by withdrawing its assets from the other mutual fund and directing IMCO to manage the assets using Deutsche as its sub-adviser. IMCO is not permitted to hire Deutsche as a sub-adviser, however, without first obtaining shareholder approval.

QUESTIONS  ANSWERED  IN THE  PROXY  STATEMENT:
*Why is this proposal being presented to shareholders?
*Who is responsible for managing the Fund?
*How will shareholders know if IMCO changes the Fund's sub-advisers?
*What are the terms of the Proposed Order?
*How does the Board of Directors recommend shareholders vote on this proposal? *What percentage of shareholders' votes is required to permit IMCO to enter new or amended sub-advisory agreements without obtaining shareholder approval?

TELEPHONE SOLICITATION
Shareholder Communications may call to solicit votes.
         Monday-Friday from 9 a.m. to 7 p.m (shareholder time zone)
         Saturday 9:00 a.m. to 5:00 p.m. CST
If the shareholder wants to vote when solicited by Shareholder Communications, the Shareholder Communications rep will record vote. A confirmation statement will be generated and mailed to the shareholder.

If the shareholder requests a duplicate Proxy Statement through SCC, SCC will contact ADP.

USAA INTERNAL TRANSFERS
Other LOBs should transfer any Proxy related calls to 6-7207.

Investment Operations should transfer any Proxy related calls to 6-7207.

Sales and Service Reps should answer general questions.
         *FOR IN-DEPTH QUESTIONS, TRANSFER TO SME AT 6-7207
         *TO VOTE, TRANSFER SHAREHOLDER TO SCC AT 1-888-710-6937
         *TRANSFER ALL MEDIA CALLS TO TOM HONEYCUTT IN PUBLIC AFFAIRS AT 8-0910

USAA TRANSFERS TO SCC
After confirming that shareholder wants to vote now by telephone:
       USAA Rep transfers S/H to SCC at 1-888-710-6937.
            *USAA Rep introduces himself/herself to SCC.
            *USAA Rep states the S/H name and address.
            *USAA Rep introduces SCC rep to S/H.

         Script Suggestion:
         HELLO, THIS IS _____FROM USAA. I HAVE___ ON THE LINE TO VOTE THEIR PROXY(IES). THE ADDRESS OF THE CUSTOMER IS _____, CITY AND STATE.

         HELLO,__ THANK YOU FOR HOLDING, I HAVE__ ON THE LINE WHO WILL TAKE YOUR VOTE.

SCC TRANSFERS TO USAA
If S/H has questions regarding his/her account and/or in-depth Proxy questions when SCC solicits vote, the SCC rep will transfer call.

Rep transfers S/H to USAA at 1-800-245-4275.
         *SCC Rep introduces himself/herself to USAA.
         *SCC Rep states  the S/H name and  address.
         *SCC Rep  introduces  USAA rep to S/H.
         *USAA rep verifies S/H identity with name, DOB or SSN.

         Script Suggestion:
         HELLO, THIS IS ____ FROM SHARHOLDER COMMUNICATIONS. I HAVE ___ ON THE LINE. HE (SHE) HAS (DESCRIBE THE SITUATION). HERE IS THE SHAREHOLDER'S ACCOUNT NUMBER.

         HELLO, THANK YOU FOR WAITING. I HAVE __ ON THE LINE WHO WILL FURTHER ASSIST YOU.

PROXY HOUSEHOLDING
HOUSEHOLDING here means that proxies/proxy cards will be mailed in the same envelope for all "customers" who have the same social security number and same zip code. An individual, joint tenant and IRA customer would receive his three proxies in ONE envelope (assuming same SSN and Zip).
         THERE WILL BE ONE CARD FOR EVERY ACCOUNT. If a S/H has three mutual fund accounts, he will receive three proxy cards. If he has 25 accounts, he will receive 25 cards.

         EACH CARD WILL HAVE IT'S OWN SPECIFIC CONTROL NUMBER.

         ALL COMMON MATERIAL WILL BE MAILED IN ONE ENVELOPE.

ADDRESS HIERARCHY
The  address  hierarchy  will  be  as   usual....seasonal   address  first,  if
applicable; mailing address next, if applicable; registration address if only address on file.

PROXY CARDS

While there is only ONE proxy statement, there are SEVEN versions of the proxy CARD.
          If you are in a fund that is voting on all proposals except #5, Proposal #5 on that card will read NOT APPLICABLE and no boxes appear next to that proposal. If you are also in one of the funds that is voting only on Directors (Proposal #1), all proposals on the card EXCEPT #1 would read NOT APPLICABLE and no boxes would appear next to any of the proposals not applicable.

          Proposal #2 will, on all cards, be broken into the five sub-proposals (2A, 2B, 2C, 2D and 2E). For any of the sub-proposals that is not applicable to the fund to which the card refers, the proposal will read NOT APPLICABLE and no boxes will appear.

          If the proxy card is signed, but the vote is NOT filled in, the shares will be voted "FOR" each of the proposals.

          The "last" vote received is the vote that gets recorded.

RETURN MAIL
         HOW WILL RETURN MAIL BE HANDLED?
         If proxy is UNDELIVERABLE, then:
             *this mail is returned to the USAA return address
             *Comm Ctr will gather and send to Norma Wordlow
             *Norma will research for remailing

         If NEW ADDRESS is obtained by Post Office, then:
                  *P.O. will automatically remail to new address AND
                     send an electronic notification to Norma
                  *Norma will send a letter to S/H for approval to
                     update address

REQUEST FOR REMAIL OF PROXY
         SHAREHOLDER REQUESTS REMAIL FROM USAA:
                  *Rep confirms address
                  *Rep sends Cheryl Scheer remail  request with S/H name,  USAA member #, and mutual fund account numbers
                  *Cheryl Scheer verifies  information and forwards information to Norma Wardlow for handling.

INCOMING CORRESPONDENCE
          Any incoming correspondence will be routed as follows:
                  *Chris Claus mail goes to Patricia Carter for handling. *Bob Davis mail goes to Patricia Carter for further routing. *Board Member mail goes to Cherie Black for further routing. *General Correspondence goes to Norma Wardlow for handling.

         (Any notes written on proxy cards will be routed to Javier Morales.)

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CASTING A VOTE
Each S/H may vote, and re-vote as many times as he wishes. The LAST vote processed is the one that counts. The shareholder may vote by:
         1.  Mail
         2.  Internet
         3.  Phone
         4.  Person

1.  VOTING BY MAIL....PROXY CARD
         a.  If the card is simply signed (no votes cast), we will vote YES.
         b. If NO signature, the card will be rejected and another remailed. If the proxy was mailed to the seasonal address and now, S/H wants another mailed to the registration address, send an EMAIL requesting same to Cheryl Scheer.

2.  VOTING BY INTERNET.... WWW.PROXYVOTE.COM
         a. Shareholders will be given the option to cast one "yes" vote for all proposals on the particular card he/she is voting.
         b. When voting on each fund, the shareholder must vote each control number.
         c. If shareholder votes one or some of the funds but not all, then he and only he must remember to complete the vote. There will be no reminder from IMCO.
         d.  shareholder may vote at WWW.PROXYVOTE.COM

3.  VOTING BY TELEPHONE.... 1-800-690-6903
         a. The shareholder will be given the option to cast one "yes" vote for all proposals on the card he/she is voting.
         b. If voting for each fund, the shareholder must vote each control number.
         c. If shareholder votes one or some of the funds but not all, then he and only he must remember to complete the vote. There will be no reminder from IMCO.

4.  VOTING IN PERSON...SHAREHOLDER MEETING ON JULY 20, 2001
         a.  Shareholders may bring proxy to meeting.
         b.  PCs and reps will be available to assist with on-line voting.
         c.  Votes will be added to the count to be announced at the meeting.
         d.  Shareholders may vote during the actual meeting.

5.  CALL IMCO AND WE'LL TRANSFER TO SHAREHOLDER COMMUNICATIONS...1-888-710-6937

Gold Fund

Concentration Policy
The Fund shall invest in AT LEAST 25% of its assets during normal market conditions in equity securities of companies principally engaged in the exploration, mining or processing of gold or other precious metals and minerals, such as platinum, silver, and diamonds.